U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2007

NORTHERN ETHANOL, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-51564	34-2033194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

(Address of principal executive offices)

(416) 366-5511

(Issuer's Telephone Number)

Item 8.01 Other Events

On or about February 23, 2007, we filed a report on Form 8-K, advising of the execution of a non-binding letter of intent providing for us to invest $6.5 million into Energen Development Ltd., Kingston, Jamaica (“EDL”), wherein we intended to acquire a 70% interest in EDL. EDL is currently involved in developing an ethanol plant (Phase 1) and biodiesel plant (Phase 2) on the island of Jamaica, for local and export sales markets.

Effective March 13, 2007, the parties terminated this letter of intent. We do not intend to proceed with this proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007	NORTHERN ETHANOL, INC. (Registrant) By: s/Gordon Laschinger Gordon Laschinger, Chief Executive Officer & President

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